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                  EXHIBIT (21.1) SUBSIDIARIES OF THE REGISTRANT

The voting stock of the following subsidiaries is 100% owned by the Registrant:

                                                        State or Sovereign
          Name of Subsidiary                             of Incorporation
          ------------------                            ------------------

                  Energy West Resources, Inc.                 Montana

                  Energy West Development, Inc.               Montana

                  Energy West Propane, Inc.                   Montana


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